Exhibit 32.1
Certification of CEO Pursuant To
18 U.S.C. Section 1350,
As Adopted Pursuant To
Section 906 Of The Sarbanes-Oxley Act Of 2002
In connection with the Quarterly Report of Pentair, Inc. (the “Company”) on Form 10-Q for the period ended September 29, 2007 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Randall J. Hogan, Chairman and Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that based on my knowledge:
(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: October 23, 2007	/s/ Randall J. Hogan
Randall J. Hogan
Chairman and Chief Executive Officer